Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-8 No. 333-51887) pertaining to the 1990 Unisys Long-Term Incentive Plan;

(2)	Registration Statement (Form S-8 No. 333-73399) pertaining to the Deferred Compensation Plan for Executives of Unisys Corporation;

(3)	Registration Statement (Form S-4 No. 333-74745) of Unisys Corporation;

(4)	Registration Statement (Form S-8 No. 333-87409) pertaining to PulsePoint Communications 1983 Stock Option Plan, the Stock Option Plan for Independent Directors of Digital Sound Corporation and Tech Hackers, Inc. 1997 Equity Incentive Plan;

(5)	Registration Statement (Form S-8 No. 333-40012) pertaining to the Director Stock Unit Plan;

(6)	Registration Statement (Form S-8 No. 333-56036) pertaining to the Global Employee Stock Purchase Plan;

(7)	Registration Statement (Form S-3 No. 333-85650) of Unisys Corporation, Unisys Capital Trust I, Unisys Capital Trust II;

(8)	Registration Statement (Form S-8 No. 333-103324) pertaining to the Unisys Corporation 2002 Stock Option Plan;

(9)	Registration Statement (Form S-8 No. 333-107338) pertaining to the Employee Stock Purchase Plan;

(10)	Registration Statement (Form S-8 No. 333-114718) pertaining to the Unisys Corporation 2003 Long-Term Incentive and Equity Compensation Plan;

(11)	Registration Statement (Form S-8 No. 333-145429) pertaining to the Unisys Corporation 2007 Long-Term Incentive and Equity Compensation Plan;

(12)	Registration Statement (Form S-8 No. 333-155733) pertaining to the Unisys Savings Plan;

(13)	Registration Statement (Form S-3 No. 333-155735) of Unisys Corporation; and

(14)	Registration Statement (Form S-8 No. 333-156569) pertaining to the Unisys Savings Plan;

of our report dated February 28, 2008, (except for the impact of the adoption of Statement of Financial Accounting Standards No. 160, “Noncontrolling Interests in Consolidated Financial Statements – an amendment of ARB No. 51” of Notes 2, 3, 5, 7, 16, 18 and 19 as to which the date is May 11, 2009) with respect to the consolidated balance sheet of Unisys Corporation as of December 31, 2007 and the related consolidated statements of income, stockholders’ equity (deficit), and cash flows for each of the two years in the period ended December 31, 2007, which report appears in the current report on Form 8-K of Unisys Corporation dated May 11, 2009.

Philadelphia, Pennsylvania

May 11, 2009